Exhibit 99.1
Thomas Weisel Partners to Follow-Up KBW Conference Participation
with Presentations to Institutional Investors
San Francisco, November 7, 2006 — Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) an
investment bank focused on the growth sectors of the economy, recently participated in the 2006 Keefe, Bruyette & Woods Securities Brokerage Conference and will follow-up its conference participation by making individual presentations to institutional investors on November 8-10, 2006. These presentations will be led by Thomas W. Weisel, Chairman & CEO, and may include forward-looking statements, including guidance as to future results. A copy of the presentation materials, which include estimates of 2006 fourth quarter investment banking revenue will be available on the Investor Relations section of the company’s website at www.tweisel.com.
About Thomas Weisel Partners Group, Inc.
Thomas Weisel Partners Group, Inc. is an investment bank, founded in 1998, focused principally on the technology, healthcare and consumer sectors of the economy. Thomas Weisel Partners Group, Inc. is managed as a single operating segment and generates revenues from three principal sources: investment banking, brokerage and asset management. The investment banking group is comprised of two disciplines: corporate finance and strategic advisory. The brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients.
Investor Relations Contact:
Deborah Lightfoot
415-364-2500
investorrelations@tweisel.com